UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

UA GRANITE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

333-189414

80-0899451

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

10 Bogdan Khemlnitsky Street #13A Kiev, Ukraine 01030

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (380) 636419991

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS

(d)

Effective February 24, 2016, the Board of Directors of the Corporation appointed Shawn Teigen to serve as a member of the Corporation’s Board of Directors.

Shawn Teigen is the research director at the Utah Foundation, a public policy research organization that focuses on a wide range of issues including education, taxes, and voting. He has been employed at the

Utah Foundation since 2012. Prior to his present employment, Mr. Teigen worked as an independent consultant for Orsa & Company, a business consulting firm that advises early-stage businesses in the public and private sectors. Services ranged from guidance on disclosure issues to managerial duties that included working with government regulators, business organizations, auditors, accountants, attorneys and quasi-public governing bodies. Mr. Teigen served two years for the U.S. Peace Corp in Kazakhstan between 2002 -2004.

Mr. Teigen currently serves as a director of several private entities which operations include energy production, immigration related investments, national research and civic responsibility for Salt Lake City.

Between April 2010, and September 2013, Mr. Teigen served as a director of Infrastructure

Developments, Corp., a public company that operates as a distributor of mobile homes and offices.

Mr. Teigen holds a Master of Public Policy and a BS in Management from the University of Utah.

Mr. Teigen does not expect to be appointed to any standing committee.

Mr. Teigen has not entered into any arrangement or understanding with any other persons in connection with his appointment to the Corporation’s Board of Directors and is not related to any director, executive officer or person nominated or chosen by the Corporation to become a director or executive officer.

Mr. Teigen does not expect to be appointed to any standing committee.

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act  of  1934,  the  registrant  has  duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

UA Granite Corporation

Date

By: /s/ Myroslav Tsapaliuk

March 4, 2016

Name: Myroslav Taspaliuk

Title: Chief Executive Officer